Exhibit 3.1

AMENDED AND RESTATED

BYLAWS

of

KERYX BIOPHARMACEUTICALS, INC.

a Delaware Corporation

(adopted on December 13, 2017)

i

ii

Section 8.03 Gender	25
Section 8.04 Facsimile and Other Forms of Electronic Signatures	25
Section 8.05 Amendments	25

iii

AMENDED AND RESTATED

BYLAWS

of

KERYX BIOPHARMACEUTICALS, INC.

a Delaware Corporation

(adopted on December 13, 2017)

ARTICLE I

OFFICES

Section 1.01 Registered Office. The registered office of Keryx Biopharmaceuticals, Inc. (hereinafter called the “Corporation”) shall be at such place in the State of Delaware as shall be designated by the Board of Directors of the Corporation (hereinafter called the “Board”).

Section 1.02 Principal Office. The principal office for the transaction of the business of the Corporation shall be at such location, within or without the State of Delaware, as shall be designated by the Board.

Section 1.03 Other Offices. The Corporation may also have an office or offices at such other place or places, either within or without the State of Delaware, as the Board may from time to time determine or as the business of the Corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 2.01 Annual Meetings. Annual meetings of the stockholders of the Corporation for the purpose of electing directors and for the transaction of such other proper business as may come before such meetings may be held at such time, date and place as the Board, the Chairman of the Board, if any, the Chief Executive Officer, if any, or, if there is no Chief Executive Officer, the President, shall determine. If no annual meeting is held in accordance with the foregoing provisions, a special meeting may be held in lieu of the annual meeting, and any action taken at that special meeting shall have the same effect as if it had been taken at the annual meeting, and in such case all references in these Amended and Restated Bylaws to the annual meeting of the stockholders shall be deemed to refer to such special meeting.

Section 2.02 Special Meetings. Special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time by the Board, the Chairman of the Board, if any, the Chief Executive Officer, if any, or, if there is no Chief Executive Officer, the President, or by a committee of the Board which, or other officer of the Corporation who, has been duly designated by the Board and whose powers and authority, as provided in a resolution of the Board or in the Amended and Restated Bylaws, include the power to call such meetings, but such special meetings may not be called by any other person or persons; provided, however, that if and to the extent that any special meeting of stockholders may be called by any other person or persons specified in any provisions of the Certificate of Incorporation or any amendment thereto or any certificate filed under Section 151(g) of the General Corporation Law of the State of Delaware (or its successor statute as in effect from time to time hereafter), then such special meeting may also be called by the person or persons, in the manner, at the time and for the purposes so specified.

Section 2.03 Place of Meetings. All meetings of the stockholders shall be held at such places, within or without the State of Delaware, as may from time to time be designated by the person or persons calling the respective meetings and specified in the respective notices or waivers of notice thereof. The Board may, in its sole discretion, determine that a meeting it has called shall not be held at any place, but may instead be held solely by means of remote communication in a manner consistent with the Delaware General Corporation Law.

Section 2.04 Notice of Meetings. Except as otherwise required by law, notice of each meeting of the stockholders, whether annual or special, shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder of record entitled to vote at such meeting (i) by delivering a typewritten or printed notice thereof to him personally, (ii) by depositing such notice in the United States mail or overnight delivery service, in a postage prepaid envelope, (iii) by-hand delivery service, charges prepaid, directed to him at his address furnished by him to the Secretary of the Corporation for such purpose or, if he shall not have furnished to the Secretary his address for such purpose, then at his address last known to the Secretary or (iv) by transmitting a notice thereof to him at such address by telegraph, telecopy, cable, wireless or by electronic transmission (consented to in a manner consistent with the Delaware General Corporation Law, by the stockholder to whom such electronic notice is given). Except as otherwise expressly required by law, no publication of any notice of a meeting of the stockholders shall be required. Every notice of a meeting of the stockholders shall state the place, if any, date and hour of the meeting and means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting shall also state the purpose or purposes for which the meeting is called. Except as otherwise expressly required by law, notice of any adjourned meeting of the stockholders need not be given if the time and place thereof are announced at the meeting at which the adjournment is taken. If notice is given by mail, such notice shall be deemed given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the corporation. If notice is given by electronic transmission, such notice shall be deemed given at the time specified in Section 232 of the General Corporation Law of the State of Delaware.

Whenever notice is required to be given to any stockholder to whom (i) notice of two consecutive annual meetings, and all notices of meetings or of the taking of action by written consent without a meeting to such person during the period between such two consecutive annual meetings, or (ii) all, and at least two, payments (if sent by first class mail) of dividends or interest on securities during a twelve month period, have been mailed addressed to such person at his address as shown on the records of the Corporation and have been returned undeliverable, the giving of such notice to such person shall not be required. Any action or meeting which shall have been taken or held without notice to such person shall the same force and effect as if such notice had been duly given. If any such person shall deliver to the Corporation a written notice setting forth his then current address, the requirement that notice be given to such person shall be reinstated.

No notice need be given to any person with whom communication is unlawful, nor shall there be any duty to apply for any permit or license to give notice to any such person.

Section 2.05 Quorum. Except as provided by law, the holders of record of a majority in voting interest of the shares of stock of the Corporation entitled to be voted, present in person, by means of remote communications in a manner, if any, authorized by the Board in its sole discretion, or represented by proxy, shall constitute a quorum for the transaction of business at any meeting of the stockholders of the Corporation or any adjournment thereof. The stockholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. In the absence of a quorum at any meeting or any adjournment thereof, a majority in voting interest of the stockholders present in person, by means of remote communication in a manner, if any, authorized by the Board in its sole discretion, or represented by proxy and entitled to vote thereat or, in the absence therefrom of all the stockholders, any officer entitled to preside at or to act as secretary of such meeting may adjourn such meeting from time to time. At any such adjourned meeting at which a quorum is present any business may be transacted which might have been transacted at the meeting as originally called.

Section 2.06 Voting.

(a) At each meeting of the stockholders, each stockholder shall be entitled to vote in person, by means of remote communication, if any, by which stockholders may be deemed to be present in person and vote at such meeting, or by proxy, each share or fractional share of the stock of the Corporation which has voting rights on the matter in question and which shall have been held by him and registered in his name on the books of the Corporation:

(i) on the date fixed pursuant to Section 2.13 of these Amended and Restated Bylaws as the record date for the determination of stockholders entitled to notice of and to vote at such meeting; or

(ii) if no such record date shall have been so fixed, then (A) at the close of business on the day next preceding the day on which notice of the meeting shall be given or (B) if notice of the meeting shall be waived, at the close of business on the day next preceding the day on which the meeting shall be held.

(b) Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors in such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes. Persons holding stock of the Corporation in a fiduciary capacity shall be entitled to vote such stock. Persons whose stock is pledged shall be entitled to vote, unless in the transfer by the pledgor on the books of the Corporation he shall have expressly empowered the pledgee to vote thereon, in which case only the pledgee, or his proxy, may represent such stock and vote thereon. Stock having voting power standing of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety or otherwise, or with respect to which two or more persons have the same fiduciary relationship, shall be voted in accordance with the provisions of the General Corporation Law of Delaware.

(c) Any such voting rights may be exercised by the stockholder entitled thereto in person or by his proxy appointed by an instrument in writing, subscribed by such stockholder or by his attorney thereunto authorized and delivered to the secretary of the meeting; provided, however, that no proxy shall be voted or acted upon after three years from its date unless said proxy shall provide for a longer period. The attendance at any meeting of a stockholder who may theretofore have given a proxy shall not have the effect of revoking the same unless he shall in writing so notify the secretary of the meeting prior to the voting of the proxy. At any meeting of the stockholders all matters, except as otherwise provided in the Certificate of Incorporation, in these Amended and Restated Bylaws or by law, shall be decided by the vote of a majority in voting interest of the stockholders present in person, by means of remote communications in a manner, if any, authorized by the Board in its sole discretion, or represented by proxy and entitled to vote thereat and thereon. The vote at any meeting of the stockholders on any question need not be by ballot, unless so directed by the chairman of the meeting. On a vote by ballot, each ballot shall be signed by the stockholder voting, or by his proxy if there be such proxy, and it shall state the number of shares voted.

Section 2.07 List of Stockholders. The Secretary of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least ten (10) days prior to the meeting (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with notice of a meeting, or (ii) during ordinary business hours, at the principal place of business of the corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

Section 2.08 Stock Ledger. The stock ledger of the Corporation shall be the only evidence as to which the stockholders of record of the Corporation are to be determined. The stockholders are entitled to examine the stock ledger, the list required by Section 2.07 of this Article II or the books of the Corporation, or to vote in person, by means of remote communications in a manner, if any, authorized by the Board in its sole discretion, or by proxy at any meeting of stockholders.

Section 2.09 Nomination of Directors and Introduction of Business at Meetings.

(a) Annual Meetings of Stockholders.

(i) Nomination of persons for election to the Board and proposals of other business to be considered and acted upon by the stockholders may be brought before an annual meeting as is (A) specified in the notice of meeting for the annual meeting (or any supplement thereto) given by or at the direction of the Board (or a duly authorized committee thereof), (B) otherwise properly brought before the annual meeting by or at the direction of the Board (or a duly authorized committee thereof) or (C) properly brought before the annual meeting by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in these Amended and Restated Bylaws and on the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting, who is entitled to vote at the meeting, who is present (in person or by proxy) at the meeting and who complies with the notice provisions set forth in these Amended and Restated Bylaws as to such a nomination or other business proposal. For the avoidance of doubt, the foregoing clause (C) shall be the exclusive means for a stockholder to bring nominations or other business proposals properly before an annual meeting (other than matters properly brought under Rule 14a-8 (or any successor rule) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), and such stockholder must comply with the notice and other provisions set forth in Sections 2.09(a)(ii) and (iii) of these Amended and Restated Bylaws to bring such nominations or other business proposals properly before an annual meeting. In addition to the other requirements set forth in these Amended and Restated Bylaws, for any proposal of business (other than a nomination for director election or reelection) to be considered at an annual meeting, it must be a proper subject for action by stockholders of the Corporation under Delaware law. The words “other business proposal”, “other proposed business”, “other proposal brought before an annual meeting” or words of similar import shall mean a proposal brought before the stockholders for consideration and action, other than a proposal to elect or reelect a director or directors.

(ii) For any nomination or other business proposal to be properly brought before an annual meeting by a stockholder pursuant to clause (C) of Section 2.09(a)(i) of these Amended and Restated Bylaws, the stockholder must (i) have given Timely Notice (as defined below) thereof in writing to the Secretary of the Corporation, (ii) have provided any updates or supplements to such notice at the times and in the forms required by these Amended and Restated Bylaws and, (iii) together with the beneficial owner(s), if any, on whose behalf the nomination or other business proposal is made, have acted in accordance with the representations set forth in the Solicitation Statement (as defined below) required by these Amended and Restated Bylaws. To be timely, a stockholder’s written notice shall be received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the one hundred and twentieth (120th) day nor earlier than the close of business on the one hundred fiftieth (150th) day prior to the one-year anniversary of the preceding year’s annual meeting date; provided that, in the event the annual meeting is first convened more than thirty (30) days before or more than sixty (60) days after the one-year anniversary of the annual meeting date, or if no annual meeting was held in the preceding year, notice by the stockholder to be timely must be received by the Secretary of the Corporation not later than the close of business on the later of the ninetieth (90th) day prior to the scheduled date of such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made (such notice within such time periods shall be referred to as “Timely Notice”). Such stockholder’s Timely Notice shall set forth:

(A) as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected);

(B) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting, the text of any resolutions to be proposed for consideration and action (including, if such other business proposal includes any amendment of these Amended and Restated Bylaws, the language of such proposed amendment) and any material interest in such business of each Proposing Person (as defined below);

(C) (1) the name and address of the stockholder giving the notice, as they appear on the Corporation’s books, and the names and addresses of the other Proposing Persons (if any); (2) as to each Proposing Person, the following information: (aa) the class or series and number of all shares of capital stock of the Corporation which are, directly or indirectly, owned beneficially or of record by such Proposing Person, any of its affiliates or associates (as such terms are defined in Rule 12b-2 promulgated under the Exchange Act) or any other person acting in concert with them, including any shares of any class or series of capital stock of the Corporation as to which such Proposing Person, any of his, her or its affiliates or associates or any other person acting in concert with them has a right to acquire beneficial ownership at any time in the future, (bb) all Synthetic Equity Interests (as defined below) in which such Proposing Person, any of his, her or its affiliates or associates or any other person acting in concert with them, directly or indirectly, holds an interest including a description of the material terms of each such Synthetic Equity Interest, including without limitation, identification of the counterparty to each such Synthetic Equity Interest and disclosure, for each such Synthetic Equity Interest, as to (x) whether or not such Synthetic Equity Interest conveys any voting rights, directly or indirectly, in such shares to such Proposing Person, (y) whether or not such Synthetic Equity Interest is required to be, or is capable of being, settled through delivery of such shares and (z) whether or not such Proposing Person and/or, to the extent known, the counterparty to such Synthetic Equity Interest has entered into other transactions that hedge or mitigate the economic effect of such Synthetic Equity Interest, (cc) any proxy (other than a revocable proxy given in response to a public proxy solicitation made pursuant to, and in accordance with, the Exchange Act), agreement, arrangement, understanding or relationship pursuant to which such Proposing Person has or shares a right to, directly or indirectly, vote any shares of any class or series of capital stock of the Corporation, (dd) any rights to dividends or other distributions on the shares of any class or series of capital stock of the Corporation, directly or indirectly, owned beneficially by such Proposing Person that are separated or separable from the underlying shares of the Corporation, (ee) any proportionate interest in shares of the Corporation or Synthetic Equity Interests, held, directly or indirectly, by a general partnership in which such stockholder or beneficial owner, any of their respective affiliates or associates, or any other person acting in concert with them is a general or partner or, directly or indirectly beneficially owns an interest in a general partner, and (ff) any performance-related fees (other than an asset-based fee) that such Proposing Person, directly or indirectly, is entitled to based on any increase or decrease in the value of shares of any class or series of capital stock of the Corporation or any Synthetic Equity

Interests (the disclosures to be made pursuant to the foregoing clauses (aa) through (ff) are referred to, collectively, as “Material Ownership Interests”); and (3) a description of the material terms of all agreements, arrangements or understandings (whether or not in writing) entered into by any Proposing Person, any of his, her or its affiliates or associates or any other person acting in concert with them with any other person for the purpose of acquiring, holding, disposing or voting of any shares of any class or series of capital stock of the Corporation;

(D) (1) a description of all agreements, arrangements or understandings in effect for any period of time within the immediately preceding three years by and between or among any of the Proposing Persons, or by and between or among any Proposing Persons and any other person (including, without limitation, any compensatory or otherwise monetarily beneficial agreement, arrangement or understanding with any proposed nominee(s)), pertaining to any nomination or other business proposed to be brought before the meeting of stockholders (which description shall identify the name of each other person who is party to such an agreement, arrangement or understanding), and (2) identification of the names and addresses of other stockholders (including beneficial owners) known by any of the Proposing Persons to support such nominations or other business proposal(s), and to the extent known the class and number of all shares of the Corporation’s capital stock owned beneficially or of record by such other stockholder(s) or other beneficial owner(s);

(E) a representation that the stockholder is a holder of record of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose a nomination or other business proposal;

(F) a certification as to whether or not the stockholder and all other Proposing Persons have complied with all applicable federal, state and other legal requirements in connection with the stockholder’s and each other Proposing Person’s acquisition of shares of capital stock or other securities of the Corporation and the stockholder’s and each other Proposing Person’s acts or omissions as a stockholder (or beneficial owner of securities) of the Corporation; and

(G) a statement as to whether or not the stockholder giving the notice and/or the other Proposing Person(s), if any, will deliver a proxy statement and form of proxy to holders of, in the case of a business proposal, at least the percentage of voting power of all of the shares of capital stock of the Corporation required under applicable law to approve the proposal or, in the case of any nomination, at least the percentage of voting power of all of the shares of capital stock of the Corporation reasonably believed by the stockholder or each other Proposing Person to be sufficient to elect the nominee or nominees proposed to be nominated by such stockholder (such statement, the “Solicitation Statement”).

(iii) For purposes of this Section 2.09 of these Amended and Restated Bylaws, the term “Proposing Person” shall mean the following persons: (i) the stockholder of record providing the notice of nominations or other business proposed to be brought before a stockholders’ meeting, and (ii) the beneficial owner(s), if different, on whose behalf any nomination or other business proposed to be brought before a stockholders’ meeting is made. For purposes of this Section 2.09 of these Amended and Restated Bylaws, the term “Synthetic Equity Interest” shall mean any transaction, agreement or arrangement (or series of transactions, agreements or arrangements), including, without limitation, any derivative, swap, hedge, repurchase or so-called “stock borrowing” agreement or arrangement, the purpose or effect of which is to, directly or indirectly:

(A) give a person or entity economic benefit and/or risk similar to ownership of shares of any class or series of capital stock of the Corporation, in whole or in part, including due to the fact that such transaction, agreement or arrangement provides, directly or indirectly, the opportunity to profit or avoid a loss from any increase or decrease in the value of any shares of any class or series of capital stock of the Corporation;

(B) mitigate loss to, reduce the economic risk of or manage the risk of share price changes for, any person or entity with respect to any shares of any class or series of capital stock of the Corporation;

(C) otherwise provide in any manner the opportunity to profit or avoid a loss from any decrease in the value of any shares of any class or series of capital stock of the Corporation; or

(D) or decrease the voting power of any person or entity with respect to any shares of any class or series of capital stock of the Corporation.

(iv) To be eligible to be nominated to be elected or reelected as a director, a person shall deliver to the Secretary of the Corporation, within the time period required for delivery of the stockholder’s notice to which such statement relates under Section 2.09(a)(ii) of these Amended and Restated Bylaws in order to be a Timely Notice, written responses to all questions regarding such person’s background and qualifications to serve as an independent director of the Corporation included in a questionnaire in a form which shall be provided by the Secretary of the Corporation, which shall be signed by such person and, if requested by the Board, accompanied by a written agreement, also in a form to be provided by the Secretary and signed by such person, containing representations and agreements that such person:

(A) is not, and will not become, a party to any agreement, arrangement or understanding with, and has not given any commitment to or assurance to, any other person as to how such first person, if elected as a director, will act or vote in his or her capacity as a director on any matter brought before the Board for consideration and action that has not been disclosed in response to such questionnaire, or any agreement, arrangement, understanding, commitment or assurance, whether or not disclosed in response to such questionnaire, that could reasonably be seen to limit or impair such first person’s compliance with his or her duties as a director;

(B) is not, and will not become a party to, any agreement, arrangement or understanding with any other person other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with such person’s serving as a director which has not be disclosed in response to such questionnaire; and

(C) would be (if he or she had been elected or reelected as a director as of the date of such agreement, and shall remain, in compliance with all confidentiality, conflict of interest and other obligations under applicable law or the Corporation’s policies and guidelines applicable to directors of the Corporation generally which have been disclosed to him or her or which are publicly available.

(v) A stockholder providing Timely Notice of any nomination or other business proposed to be brought before an annual meeting shall further update and supplement such notice, if necessary, so that the information (including, without limitation, the Material Ownership Interests information) provided or required to be provided in such notice pursuant to these Amended and Restated Bylaws shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to such annual meeting, and such update and supplement shall be received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the fifth (5th) business day after the record date for the annual meeting (in the case of the update and supplement required to be made as of the record date), and not later than the close of business on the eighth (8th) business day prior to the date of the annual meeting (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting).

(vi) Notwithstanding anything in the second sentence of Section 2.09(a)(ii) of these Amended and Restated Bylaws to the contrary, in the event that the number of directors to be elected to the Board is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board made by the Corporation at least ten (10) days before the last day a stockholder may deliver a notice of nomination in accordance with the second sentence of Section 2.09(a)(ii) of these Amended and Restated Bylaws, a stockholder’s notice required by these Amended and Restated Bylaws shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be received by the Secretary of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.

(b) Special Meetings of Stockholders. Except as otherwise required by statute (including the rights afforded stockholders under Rule 14a-8 (or any successor rule) under the Exchange Act) and subject to the rights, if any, of the holders of any series of preferred stock, special meetings of the stockholders of the Corporation may be called only by those persons set forth in Section 2.02 of these Amended and Restated Bylaws. The Board may postpone or reschedule any previously scheduled special meeting of stockholders. Only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of stockholders of the Corporation. Nominations of persons for election to the Board and proposals of other business to be considered and acted upon by the stockholders shall not be brought before a special meeting of stockholders to be considered by the stockholders unless such special meeting is held in lieu of an annual meeting of stockholders in accordance with Article II, Section 2.01 of these Amended and Restated Bylaws, in which case such special meeting in lieu thereof shall be deemed an annual meeting for purposes of these Amended and Restated Bylaws and the provisions of this Section 2.09(a) of these Amended and Restated Bylaws shall govern such special meeting.

(c) General.

(i) Only such persons who are nominated in accordance with the provisions of these Amended and Restated Bylaws shall be eligible for election and to serve as directors and only such other business proposals shall be considered and acted upon at an annual meeting as shall have been brought before the meeting in accordance with the provisions of these Amended and Restated Bylaws or in accordance with Rule 14a-8 under the Exchange Act. The Board or a duly authorized committee thereof shall have the power to determine whether a nomination or any other business proposed to be brought before a meeting was made in accordance with the provisions of these Amended and Restated Bylaws. If neither the Board nor such a committee makes a determination as to whether any nomination or other business proposal was made in accordance with the provisions of these Amended and Restated Bylaws, the presiding officer of the meeting shall have the power and duty to determine conclusively whether the nomination or other business proposal was made in accordance with the provisions of these Amended and Restated Bylaws. If the Board or such a committee or the presiding officer, as applicable, determines that any nomination or other business proposal was not made in accordance with the provisions of these Amended and Restated Bylaws, such nomination or other business proposal shall be disregarded and shall not be presented for consideration and action at the meeting.

(ii) Except as otherwise required by law, nothing in this Section 2.09 shall obligate the Corporation or the Board to include in any proxy statement or other stockholder communication distributed on behalf of the Corporation or the Board information with respect to any nominee for director or any other matter of business proposed by a stockholder.

(iii) Notwithstanding the foregoing provisions of this Section 2.09, if the nominating or proposing stockholder (or a qualified representative of the stockholder) does not appear at the meeting to present a nomination or any other business proposal, such nomination or other business proposal shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 2.09, to be considered a qualified representative of the proposing stockholder, a person must be authorized by a written instrument executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such written instrument or electronic transmission, or a reliable reproduction of the written instrument or electronic transmission, to the presiding officer at the meeting of stockholders.

(iv) For purposes of these Amended and Restated Bylaws, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15 (d) of the Exchange Act.

(v) Notwithstanding the foregoing provisions of these Amended and Restated Bylaws, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in these Amended and Restated Bylaws. Nothing in these Amended and Restated Bylaws shall be deemed to affect any rights of (i) stockholders to have nomination or other business proposal included in the Corporation’s proxy statement pursuant to Rule 14a-8 (or any successor rule), as applicable, under the Exchange Act and, to the extent required by such rule, have such nominations or other business proposals considered and acted upon at a meeting of the stockholders or (ii) the holders of any series of preferred stock to elect directors under specified circumstances.

Section 2.10 Conduct of Meetings.

(a) Chairman of Meeting. Meetings of stockholders shall be presided over by the Chairman of the Board, if any, or in the Chairman’s absence by the Vice Chairman of the Board, if any, or in the Vice Chairman’s absence by the Chief Executive Officer, if any, or in the Chief Executive Officer’s absence by the President, or in the President’s absence by a Vice President, or in the absence of all of the foregoing persons by a chairman designated by the Board, or in the absence of such designation by a chairman chosen by vote of the stockholders at the meeting. The Secretary shall act as secretary of the meeting, but in the Secretary’s absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

(b) Rules, Regulations and Procedures. The Board may adopt by resolution such rules, regulations and procedures for the conduct of any meeting of stockholders of the corporation as it shall deem appropriate including, without limitation, such guidelines and procedures as it may deem appropriate regarding the participation by means of remote communication of stockholders and proxyholders not physically present at a meeting. Except to the extent inconsistent with such rules, regulations and procedures as adopted by the Board, the chairman of any meeting of stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the corporation, their duly authorized and constituted proxies or such other persons as shall be determined; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

(c) Closing of Polls. The chairman of the meeting shall announce at the meeting when the polls for each matter to be voted upon at the meeting will be opened and closed. If no announcement is made, the polls shall be deemed to have opened when the meeting is convened and closed upon the final adjournment of the meeting. After the polls close, no ballots, proxies or votes or any revocations or changes thereto may be accepted.

Section 2.11 Inspector of Election. The directors, the Chairman of the Board, if any, the Chief Executive Officer, if any, or, if there is no Chief Executive Officer, the President, in advance of any meeting, may, but need not, appoint one or more inspectors of election to act at the meeting or any adjournment thereof. If an inspector or inspectors are not appointed, the person presiding at the meeting may, but need not, appoint one or more inspectors. In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the directors in advance of the meeting or at the meeting by the person presiding thereat. Each inspector so appointed shall first subscribe an oath faithfully to execute the duties of an inspector at such meeting with strict impartiality and according to the best of his ability. Such inspectors shall decide upon the qualification of the voters and shall report the number of shares represented at the meeting and entitled to vote on such question, shall conduct and accept the votes, and, when the voting is completed, shall ascertain and report the number of shares voted respectively for and against the question. Reports of the inspectors shall be in writing and subscribed and delivered by them to the Secretary of the Corporation. Inspectors need not be stockholders of the Corporation, and any officer of the Corporation may be an inspector on any question other than a vote for or against a proposal in which he shall have a material interest. No director or candidate for the office of director shall act as an inspector of an election of directors.

Section 2.12 Action by Written Consent. Any action required or permitted to be taken at an annual or special meeting of stockholders may be taken without a meeting if a consent or consents in writing, setting forth the action so taken, (i) shall be signed by holders of record on the record date established pursuant to this Section 2.12 (the “Written Consent Record Date”) of outstanding shares of the Corporation having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and (ii) shall be delivered to the Corporation at its registered office in the State of Delaware, at its principal place of business or to an officer or agent of the Corporation having custody of the minute books in which proceedings of meetings of stockholders are recorded. Delivery shall be made by hand or by certified or registered mail, return receipt requested. Every written consent shall bear the date of the signature of each stockholder who signs the consent, and no written consent shall be effective to take corporate action unless, within sixty (60) days of the earliest dated valid consent delivered in the manner described in this Section 2.12, written consents signed by a sufficient number of holders to take such action are delivered to the Corporation in the manner described in this Section 2.12. Only stockholders of record on the Written Consent Record Date shall be entitled to consent to corporate action in writing without a meeting. Without qualification, any stockholder of record seeking to have the stockholders authorize or take any action by written consent shall first request in writing that the Board fix a Written Consent Record Date for the purpose of determining the stockholders entitled to take such action, which request shall be delivered to, or mailed and received by, the Secretary of the Corporation at the principal executive offices of the Corporation. Within ten (10) days after receipt of a request in proper form and otherwise in compliance with this Section 2.12 from any such stockholder, the Board may adopt a resolution fixing a Written Consent Record Date for the purpose of determining the stockholders entitled to take such action, which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board. If no resolution fixing a record date has been adopted by the Board within such ten (10) day period after the date on which such a request is received, (i) the Written Consent Record Date for determining stockholders entitled to consent to such action, when no prior action of the Board is required by applicable law, shall be the first date on which valid signed written consents constituting the applicable percentage of the outstanding shares of the Corporation and setting forth the action taken or proposed to be taken is delivered to the Corporation in the manner described in this Section 2.12, and (ii) the Written Consent Record Date for determining stockholders entitled to consent to such action, when prior action by the Board is required by applicable law, shall be at the close of business on the date on which the Board adopts the resolution taking such prior action.

Section 2.13 Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board and which record date: (i) in the case of determination of stockholders entitled to vote at any meeting of stockholders or adjournment thereof, shall, unless otherwise required by law, not be more than sixty nor less than ten days before the date of such meeting and (ii) in the case of any other action, shall not be more than sixty days prior to such other action. If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. Except as provided in Section 2.12 of these Amended and Restated Bylaws, the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

ARTICLE III

BOARD OF DIRECTORS

Section 3.01 General Powers. The property, business and affairs of the Corporation shall be managed by or under the direction of the Board, which may exercise all of the powers of the Corporation, except such as are by the Certificate of Incorporation, by these Amended and Restated Bylaws or by law conferred upon or reserved to the stockholders.

Section 3.02 Number and Term. The Board shall consist of one or more members, the number of which shall be determined from time to time by resolution of the Board. Directors need not be stockholders of the Corporation. Each director shall hold office until the next annual meeting of stockholders and until a successor is elected and qualified or until the director resigns or is removed.

Section 3.03 Election of Directors. The directors shall be elected by the stockholders of the Corporation, and at each election the persons receiving the greatest number of votes, up to the number of directors then to be elected, shall be the persons then elected. The election of directors is subject to any provisions contained in the Certificate of Incorporation relating thereto, including any provisions for a classified board, if any.

Section 3.04 Resignation and Removal. Any director of the Corporation may resign at any time by giving written notice to the Board or to the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein, or, if the time is not specified, it shall take effect immediately upon its receipt; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Except as otherwise provided by the Certificate of Incorporation or by law, any director or the entire Board may be removed, with or without cause, by the holders of a majority of shares then entitled to vote at an election of directors.

Section 3.05 Vacancies. Except as otherwise provided in the Certificate of Incorporation, any vacancy in the Board, whether because of death, resignation, disqualification, an increase in the number of directors, or any other cause, may be filled by vote of the majority of the remaining directors, although less than a quorum, or by a sole remaining director. Each director so chosen to fill a vacancy shall hold office until the next annual meeting of stockholders, subject to his or her successor having been elected and qualified or until he or she shall resign or shall have been removed. No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of his term of office.

Upon the resignation of one or more directors from the Board, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided hereinabove in the filling of other vacancies.

Section 3.06 Place of Meeting; Meeting by Conference Communications Equipment. The Board may hold any of its meetings at such place or places within or without the State of Delaware as the Board may from time to time by resolution designate or as shall be designated by the person or persons calling the meeting or in the notice or waiver of notice of any such meeting. Directors may participate in any regular or special meeting of the Board by means of conference telephone or similar communications equipment pursuant to which all persons participating in the meeting of the Board can hear each other, and such participation shall constitute presence in person at such meeting.

Section 3.07 First Meeting. The Board shall meet as soon as practicable after each annual election of directors and notice of such first meeting shall not be required.

Section 3.08 Regular Meetings. Regular meetings of the Board may be held at such times as the Board shall from time to time by resolution determine. If any day fixed for a meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting shall be held at the same hour and place on the next succeeding business day which is not a legal holiday. Except as provided by law, notice of regular meetings need not be given.

Section 3.09 Special Meetings. Special meetings of the Board may be called at any time by the Chairman of the Board, if any, the Chief Executive Officer, if any, if there is no Chief Executive Officer, the President, or by any two (2) directors, to be held at the principal office of the Corporation, or at such other place or places, within or without the State of Delaware, as the person or persons calling the meeting may designate.

Notice of the time and place of special meetings shall be given to each director either (i) by depositing such notice in the United States mail or overnight delivery service, in a postage prepaid envelope, or by-hand delivery service, charges prepaid, addressed to him at his address as it is shown upon the records of the Corporation, or if it is not so shown on such records or is not readily ascertainable, at the place in which the meetings of the directors are regularly held, or by transmitting a notice thereof to him at such address by telegraph, telecopy or electronic mail, at least twenty-four (24) hours prior to the time of the holding of such meeting; or (ii) by orally communicating the time and place of the special meeting to him at least twenty-four (24) hours prior to the time of the holding of such meeting. Either of the notices as above provided shall be due, legal and personal notice to such director.

Section 3.10 Quorum and Action. Except as otherwise provided in these Amended and Restated Bylaws or by law, the presence of a majority of the authorized number of directors shall be required to constitute a quorum for the transaction of business at any meeting of the Board, and all matters shall be decided at any such meeting, a quorum being present, by the affirmative votes of a majority of the directors present, subject to Section 3.15. In the absence of a quorum, a majority of directors present at any meeting may adjourn the same from time to time until a quorum shall be present. Notice of any adjourned meeting need not be given. The directors shall act only as a Board, and the individual directors shall have no power as such.

Section 3.11 Action by Consent. Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if all members of the Board or Committee, as the case may be, consent to the action in writing or by electronic transmission, and the written consents and electronic transmissions are filed with the minutes of proceedings of the Board or Committee.

Section 3.12 Compensation. No stated salary need be paid to directors, as such, for their services but, as fixed from time to time by resolution of the Board, the directors may receive directors’ fees, compensation and reimbursement for expenses for attendance at directors’ meetings, for serving on committees and for discharging their duties; provided that nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

Section 3.13 Committees. The Board may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent permitted by law and provided in the resolution of the Board, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it.

Unless the Board otherwise provides, each committee designated by the Board may make, alter and repeal rules for conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board conducts its business pursuant to these Amended and Restated Bylaws. Any such committee shall keep written minutes of its meetings and report the same to the Board when required.

Section 3.14 Officers of the Board. A Chairman of the Board or a Vice Chairman may be appointed from time to time by the Board and shall have such powers and duties as shall be designated by the Board.

Section 3.15 Interested Directors. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose if (i) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the Board or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the disinterested stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board or of a committee which authorizes the contract or transaction.

ARTICLE IV

OFFICERS

Section 4.01 Officers. The officers of the Corporation shall be a President, a Secretary and a Treasurer. The Corporation may also have, at the discretion of the Board, a Chairman of the Board, a Chief Executive Officer, one or more Vice Presidents, one or more Assistant Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers and such other officers as may be appointed in accordance with the provisions of Section 4.03 of these Amended and Restated Bylaws. One person may hold two or more offices, except that the Secretary may not also hold the following offices: Chairman of the Board, any Vice Chairman of the Board, Chief Executive Officer or President.

Section 4.02 Election and Term. The officers of the Corporation, except such officers as may be appointed in accordance with the provisions of Section 4.03 or Section 4.05 of these Amended and Restated Bylaws, shall be chosen annually by the Board, and each shall hold his office until he shall resign or shall be removed or otherwise disqualified to serve, or until his successor shall be elected and qualified.

Section 4.03 Subordinate Officers. The Board may appoint, or may authorize the Chief Executive Officer, if any, or, if there is no Chief Executive Officer, the President to appoint, such other officers as the business of the Corporation may require, each of whom shall have such authority and perform such duties as are provided in these Amended and Restated Bylaws or as the Board, the Chief Executive Officer, if any, or, if there is no Chief Executive Officer, the President from time to time may specify, and shall hold office until he shall resign or shall be removed or otherwise disqualified to serve.

Section 4.04 Removal and Resignation. Any officer may be removed, with or without cause, by a majority of the directors at the time in office, at any regular or special meeting of the Board, or, except in case of an officer chosen by the Board, by the Chief Executive Officer, if any, or, if there is no Chief Executive Officer, President upon whom such power of removal may be conferred by the Board.

Any officer may resign at any time by giving written notice to the Board, the Chairman of the Board, the Chief Executive Officer, if any, the President or the Secretary of the Corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 4.05 Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in the Amended and Restated Bylaws for the regular appointments to such office.

Section 4.06 President. Except when there is a Chief Executive Officer, the President shall exercise supervision and direction of the business and affairs of the Corporation, subject to the supervision and control of the Board, and shall have such powers and duties as may from time to time be assigned to him by the Board.

Section 4.07 Chairman of the Board. The Chairman of the Board, if any, shall preside at all meetings of the stockholders and the Board and exercise and perform such other powers and duties with respect to the business and affairs of the Corporation as may from time to time be assigned to him by the Board.

Section 4.08 Chief Executive Officer. In the event the Board elects a Chief Executive Officer, the person so elected shall exercise supervision and control of the business and affairs of the Corporation, subject to the supervision and control of the Board and shall have such powers such other duties as prescribed from time to time by the Board.

Section 4.09 Vice President(s). The Vice President(s), if any, shall have such powers and duties with respect to the business and affairs of the Corporation as from time to time may be assigned to each of them by the Board, the Chief Executive Officer, if any, and, if there is no Chief Executive Officer, the President. In the absence or disability of the Chief Executive Officer, if any, and the President, the Vice Presidents, in order of their rank as fixed by the Board, or if not ranked, the Vice President designated by the Board, shall have all of the powers and duties of the Chief Executive Officer, if any, and the President.

Section 4.10 Secretary. The Secretary shall keep, or cause to be kept, a book of minutes at the principal office for the transaction of the business of the Corporation, or such other place as the Board may order, of all meetings of directors and stockholders, with the time and place of holding, whether regular or special, and if special, how authorized and the notice thereof given, the names of those present at directors’ meetings, the number of shares present or represented at stockholders’ meetings and the proceedings thereof.

The Secretary shall keep, or cause to be kept, at the principal office for the transaction of the business of the Corporation or at the office of the Corporation’s transfer agent, a share register, or a duplicate share register, showing the names of the stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.

The Secretary shall give, or cause to be given, notice of all the meetings of the stockholders and of the Board required by these Amended and Restated Bylaws or by law to be given, and he shall keep the seal of the Corporation in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board or these Amended and Restated Bylaws. If for any reason the Secretary shall fail to give notice of any special meeting of the Board called by one or more of the persons identified in Section 3.09 of these Amended and Restated Bylaws, or if he shall fail to give notice of any special meeting of the stockholders called by one or more of the persons identified in Section 2.09(b) of these Amended and Restated Bylaws, then any such person or persons may give notice of any such special meeting.

Section 4.11 Treasurer. The Treasurer shall keep and maintain or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus and shares. Any surplus, including earned surplus, paid-in surplus and surplus arising from a reduction of capital, shall be classified according to source and shown in a separate account. The books of account at all reasonable times shall be open to inspection by any director.

The Treasurer shall deposit all moneys and other valuables in the name and to the credit of the Corporation with such depositories as may be designated by the Board. He shall disburse the funds of the Corporation as may be ordered by the Board, shall render to the President, to the Chief Executive Officer, if any, and to the directors, whenever they request it, an account of all of his transactions as Treasurer and of the financial condition of the Corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board or these Amended and Restated Bylaws.

Section 4.12 Assistant Secretaries. Except as may be otherwise provided in these Amended and Restated Bylaws, Assistant Secretaries, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board, the Chief Executive Officer, if any, the President, any Vice President, if there be one, or the Secretary, and in the absence of the Secretary or in the event of his disability or refusal to act, shall perform the duties of the Secretary, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Secretary.

Section 4.13 Assistant Treasurers. Assistant Treasurers, if there be any, shall perform such duties and have such powers as from time to time may be as signed to them by the Board, the Chief Executive Officer, if any, the President, any Vice President, if there be one, or the Treasurer, and in the absence of the Treasurer or in the event of his disability or refusal to act, shall perform the duties of the Treasurer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Treasurer. If required by the Board, an Assistant Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

Section 4.14 Other Officers. Such other officers as the Board may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board. The Board may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers.

Section 4.15 Compensation. The compensation of the officers of the Corporation, if any, shall be fixed from time to time by the Board or a duly authorized committee thereof.

Section 4.16 Voting Securities Owned by the Corporation. Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the Chief Executive Officer, if any, President or any Vice President and any such officer may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The Board may, by resolution, from time to time confer like powers upon any other person or persons.

ARTICLE V

CONTRACTS, CHECKS, DRAFTS, BANK ACCOUNTS, ETC.

Section 5.01 Execution of Contracts. The Board, except as otherwise provided in these Amended and Restated Bylaws, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name and on behalf of the Corporation, and such authority may be general or confined to specific instances; and unless so authorized by the Board or by these Amended and Restated Bylaws, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or in any amount.

Section 5.02 Checks, Drafts, Etc.. All checks, drafts or other orders for payment of money, notes or other evidence of indebtedness, issued in the name of or payable to the Corporation, shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the Board. Each such person shall give such bond, if any, as the Board may require.

Section 5.03 Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board may select, or as may be selected by any officer or officers, assistant or assistants, agent or agents, attorney or attorneys, of the Corporation to whom such power shall have been delegated by the Board. For the purpose of deposit and for the purpose of collection for the account of the Corporation, the President, the Chief Executive Officer, any Vice President or the Treasurer (or any other officer or officers, assistant or assistants, agent or agents, or attorney or attorneys of the Corporation who shall be determined by the Board from time to time) may endorse, assign and deliver checks, drafts and other orders for the payment of money which are payable to the order of the Corporation.

Section 5.04 General and Special Bank Accounts. The Board from time to time may authorize the opening and keeping of general and special bank accounts with such banks, trust companies or other depositories as the Board may select or as may be selected by an officer or officers, assistant or assistants, agent or agents, or attorney or attorneys of the Corporation to whom such power shall have been delegated by the Board. The Board may make such special rules and regulations with respect to such bank accounts, not inconsistent with the provisions of these Amended and Restated Bylaws, as it may deem expedient.

Section 5.05 Audits, Accounts and Reports. The books of account of the Company shall be audited at least once during each year by a firm of independent certified accountants.

Section 5.06 Fiscal Year. The fiscal year of the Company shall end on the last day of each calendar year.

Section 5.07 Accounting Policy. The Company shall maintain accounting records, accounts and related financial statements in accordance with United States generally accepted accounting principles applied on a consistent basis.

Section 5.08 Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board at any regular or special meeting, and may be paid in cash, in property, or in shares of the capital stock. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the Board may modify or abolish any such reserve.

ARTICLE VI

SHARES AND THEIR TRANSFER

Section 6.01 Certificates for Stock. Every owner of stock of the Corporation shall be entitled to have a certificate or certificates, in such form as the Board shall prescribe, certifying the number and class of shares of the stock of the Corporation owned by him. The certificates representing shares of such stock shall be numbered in the order in which they shall be issued and shall be signed in the name of the Corporation by the Chairman of the Board, the President or a Vice President and by the Secretary or an Assistant Secretary or by the Treasurer or an Assistant Treasurer. Any or all of the signatures on the certificates may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon any such certificate shall thereafter have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may nevertheless be issued by the Corporation with the same effect as though the person who signed such certificate, or whose facsimile signature shall have been placed thereupon, were such officer, transfer agent or registrar at the date of issue. A record shall be kept of the respective names of the persons, firms or corporations owning the stock represented by such certificates, the number and class of shares represented by such certificates, respectively, and the respective dates thereof, and in case of cancellation, the respective dates of cancellation. Every certificate surrendered to the Corporation for exchange or transfer shall be canceled, and no new certificate or certificates shall be issued in exchange for any existing certificate until such existing certificate shall have been so canceled, except in cases provided for in Section 6.04 of these Amended and Restated Bylaws.

Section 6.02 Transfer of Stock. Transfer of shares of stock of the Corporation shall be made only on the books of the Corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary, or with a transfer clerk or a transfer agent appointed as provided in Section 6.03 of these Amended and Restated Bylaws, and upon surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes thereon. The person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation. Whenever any transfer of shares shall be made for collateral security, and not absolutely, such fact shall be stated expressly in the entry of transfer if, when the certificate or certificates shall be presented to the Corporation for transfer, both the transferor and the transferee request the Corporation to do so.

Section 6.03 Regulations. The Board may make such rules and regulations as it may deem expedient, not inconsistent with these Amended and Restated Bylaws, concerning the issue, transfer and registration of certificates for shares of the stock of the Corporation. The Board may appoint, or authorize any officer or officers to appoint, one or more transfer clerks or one or more transfer agents and one or more registrars, and may require all certificates for stock to bear the signature or signatures of any of them.

Section 6.04 Lost, Stolen, Destroyed and Mutilated Certificates. In any case of loss, theft, destruction, or mutilation of any certificate of stock, another may be issued in its place upon proof of such loss, theft, destruction, or mutilation and upon the giving of a bond of indemnity to the Corporation in such form and in such sums as the Board may direct; provided, however, that a new certificate may be issued without requiring any bond when, in the judgment of the Board, it is proper to do so.

ARTICLE VII

INDEMNIFICATION

Section 7.01 Power to Indemnify in Actions, Suits or Proceedings Other Than Those by or in the Right of the Corporation. Subject to Section 7.03 of this Article VII, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director or officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

Section 7.02 Power to Indemnify in Actions, Suits or Proceedings by or in the Right of the Corporation. Subject to Section 7.03 of this Article VII, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 7.03 Authorization of Indemnification. Any indemnification under this Article VII (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 7.01 or Section 7.02 of this Article VII, as the case may be. Such determination shall be made (i) by the Board by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders who were not parties to such action, suit or proceeding. To the extent, however, that a director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith, without the necessity of authorization in the specific case.

Section 7.04 Good Faith Defined. For purposes of any determination under Section 7.03 of this Article VII, a person shall be deemed to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe his conduct was unlawful, if his action is based on the records or books of account of the Corporation or another enterprise, or on information supplied to him by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The term “another enterprise” as used in this Section 7.04 shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the Corporation as a director, officer, employee or agent. The provisions of this Section 7.04 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Sections 7.01 or 7.02 of this Article VII, as the case may be.

Section 7.05 Indemnification by a Court. Notwithstanding any contrary determination in the specific case under Section 7.03 of this Article VII, and notwithstanding the absence of any determination thereunder, any director or officer may apply to any court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under Sections 7.01 and 7.02 of this Article VII. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director or officer is proper in the circumstances because he has met the applicable standards of conduct set forth in Sections 7.01 or 7.02 of this Article VII, as the case may be. Neither a contrary determination in the specific case under Section 7.03 of this Article VII nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the director or officer seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification pursuant to this Section 7.05 shall be given to the Corporation promptly upon the filing of such application. If successful, in whole or in part, the director or officer seeking indemnification shall also be entitled to be paid the expense of prosecuting such application.

Section 7.06 Expenses Payable in Advance. Expenses incurred by a director or officer in defending or investigating a threatened or pending action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article VII.

Section 7.07 Nonexclusivity of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by or granted pursuant to this Article VII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any Bylaw, agreement, contract, vote of stockholders or disinterested directors or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of the persons specified in Sections 7.01 and 7.02 of this Article VII shall be made to the fullest extent permitted by law. The provisions of this Article VII shall not be deemed to preclude the indemnification of any person who is not specified in Sections 7.01 or 7.02 of this Article VII but whom the Corporation has the power or obligation to indemnify under the provisions of the General Corporation Law of the State of Delaware, or otherwise.

Section 7.08 Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power or the obligation to indemnify him against such liability under the provisions of this Article VII.

Section 7.09 Certain Definitions. For purposes of this Article VII, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors or officers, so that any person who is or was a director or officer of such constituent corporation, or is or was a director or officer of such constituent corporation serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall stand in the same position under the provisions of this Article VII with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued. For purposes of this Article VII, references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article VII.

Section 7.10 Survival of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 7.11 Limitation on Indemnification. Notwithstanding anything contained in this Article VII to the contrary, except for proceedings to enforce rights to indemnification (which shall be governed by Section 7.05 hereof), the Corporation shall not be obligated to indemnify any director or officer in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board.

Section 7.12 Indemnification of Employees and Agents. The Corporation may, to the extent authorized from time to time by the Board, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article VII to directors and officers of the Corporation.

ARTICLE VIII

MISCELLANEOUS

Section 8.01 Seal. The Board shall provide a corporate seal, which shall be in the form of a circle and shall bear the name of the Corporation and words and figures showing that the Corporation was incorporated in the State of Delaware and showing the year of incorporation.

Section 8.02 Waiver of Notices. Whenever notice is required to be given under any provision of these Amended and Restated Bylaws, the Certificate of Incorporation or by law, a written waiver, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when a person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice unless required by the Certificate of Incorporation.

Section 8.03 Gender. All personal pronouns used in these Amended and Restated Bylaws shall include the other genders, whether used in the masculine, feminine or neuter gender, and the singular shall include the plural, and vice versa, whenever and as often as may be appropriate.

Section 8.04 Facsimile and Other Forms of Electronic Signatures. In addition to provisions for the use of facsimile or other forms of electronic signatures elsewhere specifically authorized by these Amended and Restated Bylaws, facsimile and other forms of electronic signatures may be used by officers and directors of the Corporation to the extent allowed under applicable laws, rules and regulations.

Section 8.05 Amendments. These Amended and Restated Bylaws, or any of them, may be amended or repealed, and new Bylaws may be adopted (i) by the Board, by vote of a majority of the number of directors then in office as directors, acting at any meeting of the Board or by unanimous written consent without a meeting of the directors then in office, or (ii) by the stockholders, by the vote of at least seventy-five (75%) of the outstanding shares of voting stock of the Corporation, at an annual meeting of stockholders, without previous notice thereof in the notice of annual meeting, or at any special meeting of stockholders; provided, that notice of such proposed amendment, repeal or adoption is given in the notice of special meeting; provided, however, that Section 2.02 and Section 2.09(b) of these Amended and Restated Bylaws can only be amended if the particular Section as amended would not conflict with the Corporation’s Certificate of Incorporation; provided, further, however, nothing in this Section 8.05 shall change who may call meetings of the stockholders or how business is properly brought before any meeting of the stockholders as set forth elsewhere in these Amended and Restated Bylaws. Any Bylaw adopted, amended or repealed by the stockholders may be adopted again, amended or repealed by the Board or may be adopted again, amended or repealed by the stockholders.

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